UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 23, 2006

                    Direct Response Financial Services, Inc.

             (Exact name of registrant as specified in its charter)


          Colorado                      333-52268               84-1547578
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                              2899 AGOURA ROAD #115
                           WESTLAKE VILLAGE, CA 91361
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (818) 735-3726

                                   Copies to:
                             DARRIN M. OCASIO, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 23, 2006, our Board of Directors appointed Daniel Brandt as our Chief Financial Officer. There are no understandings or arrangements between Mr. Brandt and any other person pursuant to which Mr. Brandt was selected as an executive officer. Mr. Brandt does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

From 2002 to 2005, Daniel Brandt was a Financial Advisor for Merrill Lynch, where he managed the wealth of many individuals and companies in the Los Angeles area. From 2001 to 2002, Mr. Brandt joined UBS PaineWebber, where he acquired all necessary securities licenses and started building his high net worth clientele. Mr. Brandt has been involved in more than $2 billion in investment banking deals. He was educated at Arizona State University from 1996 to 2000, where he obtained a BS in Supply Chain Management, a BA in Spanish and a minor in International Business on an academic scholarship and was a member of the ASU Honors College.

Item 9.01 Financial Statements and Exhibits.

(a)   Financial statements of business acquired.

      Not applicable.

(b)   Pro forma financial information.

      Not applicable.

(c)   Exhibits.

      None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Direct Response Financial Services, Inc.


Date: March 29, 2006                    /s/ T. Randolph Catanese
                                        ----------------------------------------
                                        T. Randolph Catanese
                                        Chief Executive Officer